Exhibit 10.11

                    Change-In-Control Severance Agreement

      AGREEMENT made as of this 20th day of March, 2003 by and among Slade's Ferry Bancorp, a Massachusetts corporation with its principal place of business in Somerset, Massachusetts (the Corporation), SladesFerry Trust Company d/b/a Slade's Ferry Bank of Somerset, a Massachusetts banking corporation with its principal place of business in Somerset, Massachusetts (the Bank) and Mary Lynn Lenz (the Executive), an individual to be employed as an executive of the Corporation and Bank.

      1. Purpose. The Corporation and the Bank considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel employed by the Bank. The Board of Directors of the Corporation (the Board) recognizes, however, that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in Section 2 hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders. Therefore, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Corporation and the Bank's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control. Nothing in this Agreement shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Corporation and/or Bank, the Executive shall not have any right to be retained in the employ of the Corporation and/or the Bank.

      2. Change in Control. For purposes of this Agreement, a Change in Control shall mean the occurrence of any one of the following events:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(D)(2) of the Securities Exchange Act of 1934, as amended (the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of common stock of the Corporation (the Outstanding Corporation Common Stock); provided, however, that any acquisition by the Corporation or its subsidiaries of 20% or more of Outstanding Corporation Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock, shall not constitute a change in Control; or

            (b) Individuals who, as of the date of this Agreement, constitute the Board (the Incumbent Board) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination or election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

            (c) Consummation by the Corporation of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation; (ii) a reorganization, merger or consolidation, in each case, (A) with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40% but less than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation, (B) at least a majority of the directors then constituting the Incumbent Board do not approve the transaction and do not designate the transaction as not constituting a Change in Control, and
                  (C) following the transaction members of the then Incumbent Board do not continue to comprise at least a majority of the Board; or (iii) the sale or other disposition of all substantially all of the assets of the Corporation, excluding a sale or other disposition of assets to a subsidiary of the Corporation; or

            (d) Consummation by the Bank of (i) a reorganization, merger or consolidation, in each case, with respect to which, following such reorganization, merger or consolidation, the Corporation does not beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation or bank resulting from such a reorganization, merger or consolidation or (ii) the stockholders of the Corporation approve a plan the sale or other disposition of all or substantially all of the assets of the Bank, excluding a sale or other disposition of assets to the Corporation or a subsidiary of the Corporation.

      3. Terminating Event. A Terminating Event shall mean any of the events set forth in subparagraphs (a), (b), or (c):

            (a) Termination of the Executive's employment by the Corporation and/or Bank within 13 months following a Change in Control for any reason other than for Cause or the death or disability of the Executive.

            "Disability" shall be deemed the reason for the termination by the Corporation of the Executive's employment, if, and only if, as a result of the executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Corporation on a full-time basis for the a period of one-hundred-eighty (180) consecutive days or for an aggregate period of two hundred-ten (210), days during a consecutive period of two hundred-seventy (270) days.

            "Cause" shall mean, and shall be limited to, the occurrence of any one or more of the following events:

            (i) Willful fraudulent conduct or breach of fiduciary duty or trust by the Executive which has had or has a substantial likelihood of having a demonstrably and materially injurious effect to the Corporation and/or the Bank;

            (ii) The Executive's indictment followed by conviction or admission to sufficient facts for a crime involving moral turpitude, or for any crime under Title 18, Sections 215, 656, 657, 1005-1007, 1014, 1032, 1341, 1343, and 1344 of
                  the United States Code;

            (iii) The willful and continued failure by the Executive (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the Executive gives notice of termination for Good Reason) to substantially perform the Executive's duties with the Corporation and/or the Bank and the continuation of such failure for a period of 30 days after delivery by the Board to the Executive of written noticing seeking substantial performance and specifying the scope and nature of such failure and intention to terminate the Executive for Cause.

                  For purposes of clauses (i) and (iii) of this Section 3(a), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Corporation and/or the Bank.

                  A Terminating Event shall not be deemed to have occurred pursuant to this Section 3 (a) solely as a result of the Executive being an employee of any direct or indirect successor to the business or assets of the Corporation and/or the Bank, rather than continuing as an employee of the Corporation and/or the Bank following a Change in Control.

            (b) Termination by the Executive of the Executive's employment with the Corporation and/or the Bank for Good Reason within 13 months following a Change in Control. "Good Reason" shall mean the occurrence of any of the following, without the Executive's express written consent:

                  (i) the assignment to the Executive of any duties inconsistent with the Executive's status as an executive officer of the Corporation and/or Bank or any substantial diminution in the Executive's responsibilities, functions, powers, titles or offices as in effect immediately prior to the Change in Control;

                  (ii) any reduction in Base Salary, except for across-the-board salary reductions similarly affecting all executives of the Corporation and/or the Bank and all executives of any person in control of the Corporation and/or Bank;

                  (iii) the failure by the Corporation and/or the Bank to
                        (A) continue in effect any material compensation or benefit plan or program (including, without limitation, any life insurance, medical, health and accident, disability retirement and/or supplemental retirement plan, program, policy, or agreement; any bonus plan, program, policy, or agreement; and any vacation program or policy) in which the Executive participates or is entitled or which is applicable to the Executive immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternate plan) has been made with respect to such plan, program, policy, or agreement or (B) continue the Executive's participation therein or entitlement therein (or in such substitute or alternate plan, program, or policy) on a basis not materially less favorable, both in terms of the amount of benefits provided, target levels, and the level of the Executive's participation relative to other participants, than the basis existing immediately prior to the Change in Control; provided, however, this shall not apply to any change by the Bank or Corporation to any compensation or benefit plan or program which similarly affects all executive personnel of the Corporation and/or Bank and all executives of any person in control of the corporation,

                  (iv) the relocation of the Corporation's and/or the Bank's offices at which the Executive is principally employed immediately prior to the date of a Change in Control to a location more than 50 miles from such offices, or the requirement by the Corporation and/or the Bank for the Executive to be based anywhere other than the Corporation's and/or the Bank's business to an extent substantially inconsistent with the Executive's business travel obligations immediately prior to the Change in Control;

                  (v) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 8 hereof; for purposes of the Agreement, no such purported termination shall be effective; or

                  (vi) the failure by the Corporation and/or the Bank to obtain an effective agreement from any successor to assume and agree to perform this Agreement, as required by Section 17.

                        The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

            (c) after 12 months following a Change in Control but within 13 months following a Change in Control, termination by the Executive of the Executive's employment with the Corporation and/or the Bank without cause.

      4. Special Termination Payments. In the event a Terminating Event occurs, and in lieu of any other severance benefits to which the Executive might otherwise be entitled, the Corporation and/or the Bank shall be jointly and severably responsible to, and shall pay to the Executive the following:

            (a) in the case of a Terminating Event under paragraphs 3(a) or 3(b)

                  (i) 2.99 times the amount of the average annual W-2 Compensation of the Executive over the prior five years (or such lesser period as the Executive has been employed), determined prior to any reductions for pre-tax contributions to a cash or deferred arrangement, a cafeteria plan, or a deferred compensation. At the Executive's election, the foregoing amount may be paid in one lump sum payment within thirty days after the Date of Termination, discounted at the then existing prime rate as quoted by the Wall Street Journal; or in equal monthly installments over three years; and

                  (ii) the Corporation and/or the Bank shall continue to provide health, dental and life insurance to the Executive, on the same terms and conditions as though the Executive had remained an active employee, for 36 months after the Terminating Event; or until the Executive qualifies for equivalent coverage under a new employer;

                  (iii) the Corporation and/or the Bank shall provide the
                        Executive with 36 months of additional benefit accrual under the Corporation's and the Bank's retirement and/or supplemental retirement plans, programs, policies or agreements, but only to the extent the Executive was eligible to participate in such immediately prior to the Change in Control; and

                  (iv) the Corporation and/or the Bank shall transfer to the Executive full unencumbered ownership of the Corporation automobile provided to the Executive.

                  (v) Executive shall be 100% vested in any benefits provided in any Agreement in any Life Insurance Agreement or Arrangement she has entered into with the Corporation and/or Bank, including but not limited to any Split Dollar Life Insurance Plan; and

            (b)   In the case of a Terminating Event under paragraph 3(c),
                  1.0 times the then base compensation of the Executive plus the amount of the bonus for the year preceding the termination which, at the Corporation and/or Bank's election, may be paid in one lump sum payment within thirty days after the date of termination or in equal monthly installments over the 12 month period after the termination date.

            (c) The Corporation and/or Bank will promptly reimburse Executive for any and all reasonable legal fees and expenses incurred in connection with efforts to obtain or enforce any benefit or right provided by this Agreement, including but not limited to contesting or disputing that the termination of her employment is for Cause or other than for Good Reason; provided that Employee obtains or recovers any sum from the Company, whether by settlement or award.

      Notwithstanding anything herein to the contrary, this Agreement shall not supersede, eliminate or diminish any payments or benefits that Executive is entitled to under any stock option, supplemental retirement plan or other agreement, arrangement or plan and to the extent that any payment or benefit provided for herein is required to be paid or vested at any earlier date under the terms of any plan, agreement or arrangement, such plan, agreement or arrangement shall control.

      5.    Additional Benefits

            (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any compensation, payment or distribution by the Corporation and/or the Bank to or for the benefit of the Executive, whether paid or payable or distributed pursuant to the terms of this Agreement or otherwise (the "Severance Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax and not after the deduction of any other taxes or amounts, shall be equal to the Severance Payments. (The Gross-Up Payment is not intended to compensate the Executive for any income taxes payable with respect to the Severance Payments.)

            (b) Subject to the provisions of Section 5(c), all determinations required to be made under this Section 5, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the Corporation and/or the Bank's Accounting Firm, which shall provide detailed supporting calculations both to the Executive and the Corporation and/or the Bank within 15 business days of the Date of Termination if applicable, or at such earlier time as is reasonably requested by the Executive or the Corporation and/or the Bank. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of the federal income taxation applicable to individuals for the calendar year in which the Gross-Up Payment is to be made, and the state and local income taxes at the residence on the Date of Termination, net of the maximum reduction in the federal income taxes which could be obtained from deduction of such state and local taxes. The initial Gross-Up Payment, if any, as determined pursuant to the Section 5(b), shall be paid to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Corporation and/or the Bank shall furnish the Executive with an opinion of counsel that the failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Executive and the Corporation and/or the Bank. As a result of the uncertainty in the application of
                  Section 4999 of the Code at the time of the initial determination by the Accounting firm hereunder, it is possible that Gross-Up Payments which will not ave been made by the Corporation and/or the Bank (an "Underpayment"). In the event that the Corporation and/or the Bank exhaust its remedies pursuant to Section 5(c) and the Executive thereafter is required to make payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, consistent with the calculations required to be made hereunder, and any such Underpayment, and any interest and penalties imposed on the Underpayment and required to be paid by the Executive in connection with the proceedings described in Section 5(c), shall be promptly paid by the Corporation and/or the Bank to or for the benefit of the Executive.

            (c) The Executive shall notify the Corporation and/or the Bank in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation and/or the Bank of the Gross-Up Payment, such notification shall be given as soon as practicable but no later than 10 business days after the Executive knows of such claim and shall apprise the Corporation and/or Bank of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Corporation and/or the Bank (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation and/or Bank notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, provided that the Corporation and/or Bank has set aside adequate reserves to cover the Underpayment and any interest and penalties thereon that may accrue, the Executive shall:

                  (i) give the Corporation and/or Bank any information reasonably requested by the Corporation and/or the Bank relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Corporation and/or the Bank shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such a claim by an attorney selected by the Corporation and/or the Bank

                  (iii) cooperate with the Corporation and/or the Bank in
                        good faith in order effectively to contest such claim, and

                  (iv) permit the Corporation and/or the Bank to participate in any proceedings, relating to such claim; provided, however, that the Corporation and/or the Bank shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses, Without limitation on the foregoing provisions of this Section 5(c), the Corporation and/or the Bank shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearing and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner , and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation and/or the Bank shall determine; provided, however, that if the Corporation and/or Bank directs the Executive to pay such claim and sue for a refund, the Corporation and/or Bank shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's and/or Bank's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or any other taxing authority.

      6. Term. This Agreement shall take effect on the date first set forth above and shall terminate upon the earliest of (a) the termination by the Corporation and/or the Bank of the employment of the Executive for Cause after a Change of Control; (b) the resignation or termination of the Executive for any reason prior to a Change in Control; or (c) the date which is 13 months and 1 day after a Change in Control.

      7. Withholding. All payments made by the Corporation and/or the Bank under this Agreement shall be net of any tax or other amounts required to be withheld by the Corporation and/or the Bank under applicable law.

      8.    Notice and Date of Termination; Disputes; Etc.

            (a) Notice of Termination. After a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with this Section 8. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and the Date of Termination. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, accompanied by the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the termination met the criteria for Cause set forth in Section 3(a) hereof.

            (b) Date of Termination. "Date of Termination", with respect to any purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean the date specified in the Notice of Termination. In the case of termination by the Corporation and/or the Bank other that a termination for Cause (which may be effective immediately), the Date of Termination shall not be less than 30 days after the Notice of Termination is given. In the case of a termination by the Executive, the Date of Termination shall not be less than 15 days, nor more than 60 days, respectively, from the date such Notice of Termination is given. Notwithstanding Section 3(a) of this Agreement, in the event that the Executive gives a Notice of Termination to the Corporation and/or Bank, the Corporation and/or Bank may unilaterally accelerate the Date of Termination and such acceleration shall not result in a second Termination Event for purpose of Section 3(a) of this Agreement.

            (c)   Dispute Concerning Termination.   If within fifteen (15)
                  days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 8 (c), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved,either by mutual written agreement of the parties or by a final judgment, order or decree (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

            (d) Compensation During Dispute. If a purported termination occurs following a Change in Control and during the Term, and such termination is disputed in accordance with
                  Section 8(c) hereof, the Corporation and/or Bank shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to salary) and continue the Executive as a participant in all compensation, benefit and insurance plans, programs, policies, and/or agreements in which the Executive was participating when the notice giving rise to the dispute was given, until the earlier of the dispute being finally resolved in accordance with Section 8(c) hereof or six months from the date of notice giving rise to the dispute is given, when such continued compensation and benefits shall cease. Amounts paid under this Section 8(d), however, are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Provided, however, that the Executive may be requested to provide reasonable services to the Corporation and/or Bank until the dispute is resolved in accordance with Section 8(c) hereof.

            (e) Settlement of Disputes; Arbitration. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty
                  (60) days after notification by the Board that the Executive's claim has been denied. To the extent permitted by applicable law, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts. The parties agree there shall be three arbitrators, one of whom shall be appointed by the Corporation and/or the Bank, one by the Executive, and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in Boston, Massachusetts. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association for commercial arbitrations, except with respect to the selection of arbitrator, which shall be as provided in this Section 8(e). Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

      9.    Assignment; Prior Agreements.   Neither the Corporation, the
            Bank nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall inure to the benefit of and be binding upon the Corporation and the Bank and the Executive as well as their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death after a Terminating Event but prior to the completion by the Corporation and/or the Bank of all payments due her under Sections 4 and 5 of this Agreement, the Corporation and/or the Bank shall continue such payments to the Executive's beneficiary designated in writing to the Corporation and/or Bank prior to his death (or to his estate, if the Executive fails to make such a designation).

      10. Enforceability. If any provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, or any appropriate Federal or State Banking authority, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      11. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the Executive and such officer as may be specifically designated by the Board. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

      12. Notices. Any Notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person by or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Corporation and/or the Bank, or to the Corporation and/or the Bank at its main offices, attention of the Board of Directors, with the copy to the Secretary of the Corporation and/or the Bank, or to such other address as either party may have furnished to the other in writing in accordance herewith, except the notice of a change of address shall be effective only upon receipt.

      13. Effect on Other Plans, Policies, Agreements. An Election by the Executive to resign for good reason after a Change in Control under the provisions of the Agreement shall not be deemed a voluntary termination of employment by the Executive for purposes of interpreting the provisions of any of the Corporation's and/or the Bank's benefit plans, programs, agreements or policies. Excepts as specifically referenced herein, nothing in this Agreement shall be construed to limit the rights of the Executive under the Corporation's and/or the Bank's benefit plans, programs, agreements or policies.

      14. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Corporation and/or the Bank.

      15. Governing Law. This contract shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

      16. Obligations of Successors. In addition to any obligations imposed by law upon any successor to the Corporation, the Corporation and/or the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation and/or the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation and/or the Bank would be required to perform if no such succession had taken place. Failure of the Corporation to obtain such assumption of this Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Corporation and the Bank by their duly authorized officers and by the Executive, as of the date first above written.


                                       SLADE'S FERRY BANCORP

                                       By: /s/ Donald T. Corrigan
                                           --------------------------------
                                           Donald T. Corrigan
                                           Chairman of the Board

                                       SLADE'S FERRY TRUST COMPANY

                                       By: /s/ Donald T. Corrigan
                                           --------------------------------
                                           Donald T. Corrigan
                                           Chairman of the Board

                                           /s/ Mary Lynn D. Lenz
                                           --------------------------------
                                           Executive